Exhibit 99.1
Universal Insurance Holdings Reports Second Quarter 2020 Results

•2Q20 direct premiums written (“DPW”) up 13.1% to $404.7 million; 1H20 up 14.2% to $739.2 million
•2Q20 other states (non-Florida) DPW up 14.5%; 1H20 up 16.5%
•2Q20 diluted GAAP earnings per share (“EPS”) of $0.62, non-GAAP adjusted EPS1 of $0.52
•Book value per share increased 8.5% to $16.56 when compared to last quarter
•1H20 combined ratio of 96.8%
•1H20 annualized return on average equity of 15.5%
•1H20 returned $27.0 million to shareholders through share repurchases and dividends
•Adjusted 2020 outlook to reflect the previously announced historically above average second quarter weather events

1 Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 29, 2020 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2020 second quarter diluted EPS of $0.62 on a GAAP basis and $0.52 non-GAAP adjusted EPS1. Quarterly direct premiums written were up 13.1% from the year-ago quarter to $404.7 million. 2Q20 annualized return on average equity was 15.6%.

“We delivered solid second quarter results, underpinned by strong top line growth as a result of pockets of attractive pricing and volume, resulting in an annualized return on average equity in the first half of 2020 of 15.5%,” said Stephen J. Donaghy, Chief Executive Officer.

“In addition, we continue to enter new states as an agent, serving independent third-party carriers with our digital insurance agency CloveredSM. We launched CloveredSM just over a year ago and continue to add partners and expand its offerings to consumers, while enhancing the overall digital experience. CloveredSM continues to be an attractive growth opportunity for us, with approximately 40% premium growth from the year-ago second quarter to its total book of business, while growing non risk bearing business by over 200% in the same time period. The shift to online policy acquisition continues to grow in part due to a very desirable refinance and new home market. CloveredSM represents Universal Property and Casualty’s fastest growing agency across its nearly 10,000 independent agents. Though we are off to a solid start to the first half of the year overall, including the successful completion of our reinsurance renewal on time and on budget, we are taking a more measured approach to guidance as a result of previously announced historically above average weather events in the second quarter. We believe our liquidity and ability to drive growth remain strong and we continue to execute for our consumers and stakeholders.”

Through the second quarter of 2020, we have not seen a material impact from the COVID-19 pandemic on our business, our financial position, our liquidity, or our ability to service our policyholders and maintain critical operations, with the exception of a decrease in fair value of certain investment securities, which substantially recovered in the second quarter.

Summary Financial Results

($thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change		2020	2019	Change
(GAAP comparison)
Total revenue	$252,704	$233,722	8.1%		$487,979	$470,308	3.8%
Income before income taxes	27,438	50,930	(46.1)%		55,022	104,674	(47.4)%
Income before income taxes margin	10.9%	21.8%	(10.9)	pts	11.3%	22.3%	(11.0)	pts
Diluted EPS	$0.62	$1.08	(42.6)%		$1.23	$2.22	(44.6)%

Annualized return on average equity (ROE)	15.6%	26.9%	(11.3)	pts	15.5%	28.7%	(13.2)	pts
Book value per share, end of period	$16.56	$16.57	(0.1)%		$16.56	$16.57	(0.1)%

(Non-GAAP comparison)[2]
Adjusted operating income	23,416	49,729	(52.9)%		58,777	97,044	(39.4)%
Adjusted EPS	$0.52	$1.05	(50.5)%		$1.32	$2.05	(35.6)%

[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

Total revenue increased 8.1% for the quarter and 3.8% for 1H20, driven primarily by higher organic premium pricing and volume and our integrated services, partially offset by higher reinsurance costs and decreased net investment income. Income before income tax produced a 10.9% margin for the quarter and 11.3% for 1H20, which was primarily impacted by historically above average second quarter weather events. GAAP diluted EPS and non-GAAP adjusted EPS results for the quarter and the first half 2020 were driven by the aforementioned factors, partially offset by a reduced share count. The Company produced a solid annualized 1H20 return on average equity of 15.5%.

Underwriting

($thousands, except policies in force)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change		2020	2019	Change
Policies in force (as of end of period)	937,277	854,792	9.6%		937,277	854,792	9.6%
Premiums in force (as of end of period)	$1,389,703	$1,233,206	12.7%		$1,389,703	$1,233,206	12.7%

Direct premiums written	$404,685	$357,960	13.1%		$739,238	$647,194	14.2%
Direct premiums earned	337,639	303,108	11.4%		663,590	598,485	10.9%
Net premiums earned	226,370	210,357	7.6%		447,199	420,084	6.5%

Expense ratio[3]	32.6%	33.0%	(40.0)	bps	32.8%	33.1%	(30.0)	bps
Loss & LAE ratio	66.9%	53.9%	13.0	pts	64.0%	53.9%	10.1	pts
Combined ratio	99.5%	86.9%	12.6	pts	96.8%	87.0%	9.8	pts

[3] Expense ratio excludes interest expense.

Direct premiums written were up double digits for the quarter, led by strong direct premium growth of 14.5% in Other States (non-Florida), and 12.8% in Florida. For 1H20, direct premiums written were also up double digits led by 16.5% in Other States (non-Florida), and 13.8% in Florida. In addition to increased volume, rate increases becoming effective in Florida and certain other states, along with slightly improved retention, contributed to the premium growth.

On the expense side, the combined ratio increased 12.6 points for the quarter and 9.8 points for 1H20. The increases were driven primarily by increased weather events, a higher core loss ratio and the impact of higher reinsurance costs on the ratio, partially offset by a reduction in the expense ratio as set forth below.

•The expense ratio improved by 40 basis points for the quarter, primarily related to an 80 basis point improvement in the other operating expense ratio due in large part to economies of scale. The policy acquisition cost ratio increased by 50 basis points for the quarter, primarily due to the impact of higher reinsurance costs. For 1H20, the expense ratio improved by 30 basis points. The improvement was driven by a 80 basis point decrease in the other operating expense ratio, which was partially offset by a 50 basis point increase in the policy acquisition cost ratio.

•The net loss and loss adjustment expense (“LAE”) ratio increased 13.0 points for the quarter and 10.1 points for 1H20. Quarterly and 1H20 drivers include:

◦Weather events in excess of plan of $17.0 million or 7.5 points ($2.0 million in 2Q19) for the quarter were related to the previously announced historically above average second quarter weather events from 14 Property Claims Services (PCS) events across a series of states where the company does business. For 1H20, weather events in excess of plan were $18.0 million or 4.0 points ($7.0 million in 1H19).

◦Prior year reserve development of $478 thousand or 20 basis points for the quarter and $4.8 million or 1.1 points for 1H20 were incurred but not reported related to prior year’s catastrophe events.

◦All other losses and LAE of $133.9 million or 59.2 points for the quarter, and $263.6 million or 58.9 points for 1H20 were primarily related to diversified growth, and accruing incremental reserves for the current accident year.

Services

($thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Commission revenue	$7,758	$6,048	28.3%	$14,773	$11,553	27.9%
Policy fees	6,546	5,997	9.2%	12,086	11,018	9.7%
Other revenue	1,812	1,756	3.2%	4,594	3,440	33.5%
Total	$16,116	$13,801	16.8%	$31,453	$26,011	20.9%

Total services revenue increased 16.8% for the quarter and 20.9% for 1H20 driven primarily by commission revenue earned on ceded premiums.

Investments

($thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net investment income	$6,179	$7,410	(16.6)%	$13,013	$15,552	(16.3)%
Realized gains (losses)	168	(1,605)	NM	467	(13,130)	NM
Unrealized gains (losses)	3,871	3,759	3.0%	(4,153)	21,791	NM
NM = Not Meaningful

Net investment income decreased 16.6% for the quarter and 16.3% for the first half of 2020, primarily due to lower yields on cash and short term investments during the first half of 2020 when compared to the first half of 2019. The prior year also included one-time income benefits from a special dividend received and a one-time reduction in investment expenses. Cash and cash equivalents increased 82.2% to $331.7 million when compared to the end of 2019 as a result of taking defensive measures to preserve liquidity as COVID-19 impacts continue to be felt across the global economy. Yields from the fixed income portfolio are dependent on future market forces, monetary policy and interest rate policy from the Federal Reserve. Unrealized gains on our equity securities were again driven by market fluctuations, resulting in a favorable outcome for the quarter and an unfavorable outcome for the first half of 2020.

Capital Deployment

During the second quarter, the Company repurchased approximately 572 thousand shares at an aggregate cost of $10.0 million. For 1H20, the Company repurchased approximately 884 thousand shares at an aggregate cost of $16.6 million. The Company’s current share repurchase authorization program has $11.7 million remaining as of June 30, 2020 and runs through December 31, 2021.

On July 6, 2020 the Board of Directors declared a quarterly cash dividend of 16 cents per share, payable on August 7, 2020, to shareholders of record as of the close of business on July 31, 2020.

Guidance

The Company is updating its guidance for 2020 to reflect the previously announced historically above average second quarter weather events (assuming no further extraordinary weather events in 2H20):

•GAAP EPS in a range of $2.31 - $2.61 (reduced from previous range of $2.80 - $3.10)
•Non-GAAP Adjusted EPS in a range of $2.40 - $2.70 (reduced from previous range of $2.80 - $3.10)
•Annualized return on average equity (derived from GAAP measures) in a range of 13.5% - 16.5% (reduced from previous range of 17% - 20%)

Conference Call and Webcast

•Thursday, July 30, 2020 at 9:00 a.m. ET

•U.S. Dial-in Number: (855) 752-6647
•International: (503) 343-6667
•Participant code: 9294332
•Listen to live webcast and view presentation: UniversalInsuranceHoldings.com
•Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 9294332 through August 14, 2020

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (“UVE”) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures and Key Performance Indicators

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share, which excludes the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “risk factors” in the Company’s Annual Report on Form 10-K and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as in our other filings with the SEC. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2020	2019
ASSETS:
Invested Assets
Fixed maturities, at fair value	$869,418	$855,284
Equity securities, at fair value	49,708	43,717
Investment real estate, net	15,377	15,585
Total invested assets	934,503	914,586
Cash and cash equivalents	331,716	182,109
Restricted cash and cash equivalents	2,945	2,635
Prepaid reinsurance premiums	453,018	175,208
Reinsurance recoverable	46,860	193,236
Premiums receivable, net	76,885	63,883
Property and equipment, net	49,159	41,351
Deferred policy acquisition costs	103,527	91,882
Goodwill	2,319	2,319
Other assets	45,967	52,643
TOTAL ASSETS	$2,046,899	$1,719,852

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$147,659	$267,760
Unearned premiums	736,927	661,279
Advance premium	55,640	30,975
Reinsurance payable, net	499,656	122,581
Long-term debt	9,191	9,926
Other liabilities	70,125	133,430
Total liabilities	1,519,198	1,225,951
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [4]	—	—
Common stock ($0.01 par value) [5]	468	467
Treasury shares, at cost - 14,953 and 14,069	(213,201)	(196,585)
Additional paid-in capital	99,768	96,036
Accumulated other comprehensive income (loss), net of taxes	38,083	20,364
Retained earnings	602,583	573,619
Total stockholders' equity	527,701	493,901
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,046,899	$1,719,852

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,806 and 46,707 shares; Outstanding 31,853 and 32,638 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUES
Net premiums earned	$226,370	$210,357	$447,199	$420,084
Net investment income	6,179	7,410	13,013	15,552
Net realized gains/(losses) on investments	168	(1,605)	467	(13,130)
Net change in unrealized gains/(losses) of equity securities	3,871	3,759	(4,153)	21,791
Commission revenue	7,758	6,048	14,773	11,553
Policy fees	6,546	5,997	12,086	11,018
Other revenue	1,812	1,756	4,594	3,440
Total revenues	252,704	233,722	487,979	470,308

EXPENSES
Losses and loss adjustment expenses	151,345	113,296	286,393	226,390
Policy acquisition costs	48,524	44,221	95,388	87,732
Other operating expenses	25,380	25,207	51,107	51,366
Interest expense	17	68	69	146
Total expenses	225,266	182,792	432,957	365,634

Income before income tax expense	27,438	50,930	55,022	104,674
Income tax expense	7,556	13,637	15,073	27,233
NET INCOME	$19,882	$37,293	$39,949	$77,441

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Weighted average common shares outstanding - basic	32,102	34,311	32,347	34,525
Weighted average common shares outstanding - diluted	32,170	34,612	32,440	34,903
Shares outstanding, end of period	31,853	34,160	31,853	34,160
Basic earnings per common share	$0.62	$1.09	$1.23	$2.24
Diluted earnings per common share	$0.62	$1.08	$1.23	$2.22
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$16.56	$16.57	$16.56	$16.57
Annualized return on average equity (ROE)	15.6%	26.9%	15.5%	28.7%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020		2019		2020		2019
Premiums
Direct premiums written - Florida	$334,769		$296,896		$613,280		$539,044
Direct premiums written - Other States	69,916		61,064		125,958		108,150
Direct premiums written - Total	$404,685		$357,960		$739,238		$647,194
Direct premiums earned	$337,639		$303,108		$663,590		$598,485
Net premiums earned	$226,370		$210,357		$447,199		$420,084

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	66.9%		53.9%		64.0%		53.9%
Policy acquisition cost ratio	21.5%		21.0%		21.4%		20.9%
Other operating expense ratio[6]	11.2%		12.0%		11.4%		12.2%
General and administrative expense ratio[6]	32.6%		33.0%		32.8%		33.1%
Combined ratio	99.5%		86.9%		96.8%		87.0%

Other Items
(Favorable)/Unfavorable prior year reserve development	$478		$670		$4,819		$485
Points on the loss and loss adjustment expense ratio	21	bps	32	bps	108	bps	12	bps

[6] Expense ratio excludes interest expense.

	As of
	June 30,
	2020	2019
Policies in force
Florida	696,829	644,469
Other States	240,448	210,323
Total	937,277	854,792

Premiums in force
Florida	$1,144,326	$1,030,019
Other States	245,377	203,187
Total	$1,389,703	$1,233,206

Total Insured Value
Florida	$177,854,339	$158,970,803
Other States	99,662,951	82,642,109
Total	$277,517,290	$241,612,912

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended		Guidance
	June 30,		June 30,		Full Year 2020E
	2020	2019	2020	2019
Income Before Income Taxes	$27,438	$50,930	$55,022	$104,674
Adjustments:
Reinstatement premium, net of commissions[7]	—	885	—	885
Net unrealized (gains)/losses on equity securities	(3,871)	(3,759)	4,153	(21,791)
Net realized (gains)/losses on investments	(168)	1,605	(467)	13,130
Interest Expense	17	68	69	146
Total Adjustments	(4,022)	(1,201)	3,755	(7,630)
Non-GAAP Adjusted Operating Income	$23,416	$49,729	$58,777	$97,044

GAAP Diluted EPS	$0.62	$1.08	$1.23	$2.22	$ 2.31 - 2.61
Adjustments:
Reinstatement premium, net of commissions[7]	—	0.02	—	0.02	—
Net unrealized (gains)/losses on equity securities	(0.12)	(0.11)	0.12	(0.62)	0.12
Net realized (gains)/losses on investments	(0.01)	0.05	(0.01)	0.38	(0.01)
Total Pre-Tax Adjustments	(0.13)	(0.04)	0.11	(0.22)	0.11
Income Tax on Above Adjustments	0.03	0.01	(0.02)	0.05	(0.02)
Total Adjustments	(0.10)	(0.03)	0.09	(0.17)	0.09
Non-GAAP Adjusted EPS	$0.52	$1.05	$1.32	$2.05	$ 2.40 - 2.70

[7] Includes reinstatement premiums not covered by reinstatement premium protection and related commissions.